SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

Alliance California Municipal Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Alliance Advisors* Shareholder Services Department

November 20, 2018

URGENT

Re: Your Investment in Alliance California Municipal Income Fund

Dear Stockholder:

As you may be aware, Alliance California Municipal Income Fund recently had to adjourn its stockholder meeting until December 11th, 2018.

Please call us immediately to discuss the above matter at 844-670-2142, Monday through Friday between 9 a.m. and 10 p.m. and Saturday between 10 a.m. and 6 p.m. Eastern time.

This important vote will take only a moment of your time. Alliance Advisors has been engaged by the Fund to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

*Not affiliated with Alliance California Municipal Income Fund

Alliance Advisors, LLC - 200 Broadacres Drive - Bloomfield NJ 07003